Supplement dated February 2, 1998 to Prospectus Supplement dated
December 18, 1997 to Prospectus dated December 17, 1997


                           $638,186,669
                           (Approximate)

                GE Capital Mortgage Services, Inc.
                       (Seller and Servicer)

    REMIC Multi-Class Pass-Through Certificates, Series 1997-12
Principal and interest payable monthly, beginning January 26, 1998.

           Notwithstanding anything to the contrary contained in the accompanying Prospectus Supplement, the Class A4 and Class A5 Certificates (which are Book-Entry Certificates) may be held in minimum denominations in Certificate Principal Balance of $1,000 and integral multiples thereof.

                         -----------------

           Sales of the Class A4 and Class A5 Certificates may not be consummated unless the purchaser has received both this Supplement and the Prospectus Supplement and Prospectus.